Filed Pursuant to Rule 424(b)(3)
Registration No. 333-109988
CUSIP No. 65333FAS6

1 1/2% Convertible Senior Notes due 2008

NEXTEL PARTNERS, INC.

PROSPECTUS SUPPLEMENT DATED JANUARY 9, 2004
TO PROSPECTUS DATED DECEMBER 18, 2003

        The selling security holders table on pages 25-27 of the prospectus, as supplemented, is hereby further amended to update the information with respect to and to include the following entities as selling security holders in the prospectus and to list their respective amounts of 1 1/2% convertible senior notes due 2008:

Name	Principal Amount at Maturity of Notes Beneficially Owned That May Be Sold	Percentage of Notes Outstanding	Number of Shares of Class A Common Stock That May Be Sold	Percentage of Common Stock Outstanding
Wachovia Capital Markets LLC(7)	$13,200,000.00	10.56%	1,033,672	*
KBC Financial Products USA Inc.	$480,000.00	*	37,588	*

(7)
Wachovia Capital Markets, LLC and its affiliate, Wachovia Securities LLC, were initial purchasers in our private placements of 1 1/2% Convertible Senior Notes due 2008 in May 2003 and August 2003.